Exhibit 10.J1

VIAD CORP

SUMMARY OF COMPENSATION PROGRAM FOR

NON-EMPLOYEE DIRECTORS

AS OF FEBRUARY 27, 2018

Board of Directors
Annual Retainer	$45,000
Per Meeting Attendance Fee	$1,600
Annual Restricted Stock Grant[1] Value	$115,000

Independent Chairman of Board of Directors
Annual Retainer	$100,000

Audit Committee
Per Meeting Attendance Fee	$1,500
Committee Chairman Annual Retainer	$20,000

Corporate Governance and Nominating Committee
Per Meeting Attendance Fee	$1,500
Committee Chairman Annual Retainer	$10,000

Human Resources Committee
Per Meeting Attendance Fee	$1,500
Committee Chairman Annual Retainer	$17,500

Additional Benefits2

[1]

The annual restricted stock grant occurs in February of each year and vests 100% one year from the date of the grant, in accordance with the terms and conditions of the form of Restricted Stock Agreement for Outside Directors, effective as of February 27, 2018, pursuant to the 2017 Viad Corp Omnibus Incentive Plan, filed as Exhibit 10.B1 to Viad Corp’s Form 8-K filed May 23, 2017, or the successor form of such restricted stock agreement filed thereafter.

[2]

Non-employee directors may participate in the Directors' Matching Gift Program, which provides for corporate matching of charitable contributions made by non-employee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year to qualified non-profit organizations having tax exempt status under Section 501(c)(3) of the Internal Revenue Code. Viad Corp also provides non-employee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $300,000 when they are traveling on corporate business.